UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2009

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Directors; Election of Directors

On November 20, 2009, each of Jeffrey L. Bewkes and John K. Martin, Jr. delivered a conditional resignation as a member of the Board of Directors (the “Board”) of AOL Inc. (the “Company”), effective as of 11:59 p.m., New York City time, on December 8, 2009, the business day immediately prior to the date of the Company’s previously announced spin-off (the “Spin-off”) from Time Warner Inc. (“Time Warner”), and the Board appointed Richard L. Dalzell, Karen E. Dykstra, William R. Hambrecht, Susan M. Lyne, Patricia E. Mitchell, Michael K. Powell, James R. Stengel and James A. Wiatt as directors of the Company, effective as of 12:01 a.m., New York City time, on December 9, 2009.

On November 20, 2009, the Board also appointed Fredric G. Reynolds as a director of the Company and a member of the Audit and Finance Committee of the Board, in each case effective immediately prior to the date on which when-issued trading of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) commences on the New York Stock Exchange (the “NYSE”). The Company anticipates that when-issued trading will commence as early as November 24, 2009, two trading days prior to the record date for the Spin-off.

The Board has not yet appointed any of Mr. Dalzell, Ms. Dykstra, Mr. Hambrecht, Ms. Lyne, Ms. Mitchell, Mr. Powell, Mr. Stengel or Mr. Wiatt to any committees of the Board. The Company will file an amendment to this report on Form 8-K naming additional committee appointments once they are determined.

Adoption of Certain Benefit Plans

On November 20, 2009, the Board adopted (i) the Company 2010 Stock Incentive Plan (the “2010 SIP”) and (ii) the Company Annual Incentive Plan for Executive Officers (the “Bonus Plan”), in each case contingent and effective upon the approval of such plans by the Company’s stockholders, Time Warner and TW AOL Holdings LLC (“TW AOL Holdings”). In addition, on November 20, 2009, Time Warner and TW AOL Holdings approved the adoption of the 2010 SIP and the Bonus Plan.

2010 SIP

The 2010 SIP is designed to aid the Company and its affiliates in recruiting and retaining employees, directors and advisors and in motivating such individuals to exert their best efforts on behalf of the Company and its affiliates through the granting of awards under the 2010 SIP. Any of the Company’s or its affiliates’ employees, officers, consultants or directors is eligible to be granted one or more of the following types of awards under the 2010 SIP: (i) incentive stock options, (ii) non-qualified stock options, (iii) restricted stock awards, (iv) stock appreciation rights and (v) other stock-based awards, including restricted stock units and performance stock units. The 2010 SIP includes the authority to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The Compensation Committee of the Board (the “Compensation Committee”) has been designated as administrator of the 2010 SIP. Unless the 2010 SIP is sooner terminated by the Board, no awards may be granted under the 2010 SIP after the fifth anniversary of the first regularly scheduled meeting of the Company’s stockholders that occurs more than 12 months after the Spin-off, provided that awards that are outstanding on such date will remain valid in accordance with their terms.

The 2010 SIP provides that, subject to certain adjustments for certain corporate events, the maximum number of shares of Common Stock that may be issued thereunder is equal to the sum of (i) 10,500,000, of which no more than 60% may be issued in the form of restricted stock awards or other stock-based awards that are payable in shares, plus (ii) the aggregate number of shares subject to the Converted Awards described below. Awards under the 2010 SIP are also subject to per-participant calendar year limits set forth in the 2010 SIP.

The 2010 SIP also provides that, effective upon the Spin-off, (i) each outstanding option to purchase Time Warner common stock held by Timothy W. Armstrong, the Company’s Chief Executive Officer, immediately prior to the Spin-off will be converted into an option granted under the 2010 SIP to acquire, on substantially the same terms and conditions as were applicable under the Time Warner option (other than with respect to exercise price and the number and type of shares covered thereby), the number of shares of the Common Stock at the exercise price per share that will allow such option to have a “fair value” and an “intrinsic value” (in each case, within the meaning of Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (“FASB ASC 718”) and determined in accordance therewith), as of immediately following the Spin-off, that is identical to the fair value and intrinsic value of the Time Warner option immediately prior to the Spin-off and (ii) each outstanding restricted stock unit that was granted to Mr. Armstrong pursuant to any equity plan of Time Warner (a “TWX RSU”), that he holds immediately prior to the Spin-off, shall be converted into a restricted stock unit granted under the 2010 SIP, on substantially the same terms and conditions as were applicable under such TWX RSU (other than with respect to the number and type of shares covered thereby), with respect to the number of shares of the Common Stock that will allow such restricted stock unit to have a “fair value” and an “intrinsic value” (in each case, within the meaning of FASB ASC 718 and determined in accordance therewith), as of immediately following the Spin-off, that is identical to the fair value and intrinsic value of such TWX RSU immediately prior to the Spin-off (the converted stock, options and restricted stock units, collectively, the “Converted Awards”).

The foregoing description of the terms of the 2010 SIP is qualified in its entirety by reference to the full text of the 2010 SIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Bonus Plan

The purpose of the Bonus Plan is to provide for the payment of annual bonuses to certain executive officers of the Company that qualify as performance-based compensation under Section 162(m) of the Code and would be deductible by the Company.

The Bonus Plan provides that the Compensation Committee may, with respect to any calendar year, make an award to a participant under the Bonus Plan consisting of the payment of an annual cash bonus, a grant of restricted shares or restricted stock units, or any combination of the foregoing, if the Company generates positive “adjusted net income” (as defined in the Bonus Plan) for the applicable year. Any awards of restricted shares or restricted stock units made pursuant to the Bonus Plan will be issued under the 2010 SIP and will have a vesting schedule that is established in the award agreement under which the award is issued.

The Bonus Plan provides that, prior to paying any award under the Bonus Plan, the calculation of the Company’s adjusted net income with respect to the applicable performance year will be reviewed by the Company’s independent auditors and that the Compensation Committee will certify in writing that the performance goal for the applicable participant was met and that the amount of the award to any participant does not exceed the maximum amount payable under the Bonus Plan.

The maximum award payable to a participant with respect to any performance year will be equal to the lesser of 4% of the Company’s adjusted net income for such year and $4 million. This limit on awards payable to each participant does not reflect the Compensation Committee’s intention to pay awards at such maximum levels, but rather is intended to provide that the awards (particularly when consisting of a combination of a cash bonus and a grant of restricted stock units and/or restricted shares) will be deductible for federal income tax purposes. The Compensation Committee will have sole authority to determine the amount of any award and whether the award will be in the form of an annual cash bonus, restricted stock units or restricted shares (or a combination of the foregoing). Under the terms of the Bonus Plan, the Compensation Committee has authority to exercise discretion to award any participant an amount that is less than the maximum amount payable pursuant to the Bonus Plan. Therefore, with respect to annual awards actually payable to participants for each calendar year, the Compensation Committee intends to determine the amount to be paid based upon the level of achievement of (i) pre-established Company financial goals that will not necessarily or solely be based on the Company’s adjusted net income and (ii) where applicable, pre-established individual goals for each participant in the Bonus Plan.

Unless a participant elects to defer all or a portion of his or her award under a deferred compensation plan maintained by the Company, payments of cash bonuses under the Bonus Plan will be made between January 1 and March 15 of the calendar year following the applicable performance year, and as soon as practicable after the Compensation Committee certifies that (i) the performance goals have been met and (ii) the amount of the awards to any participant does not exceed the maximum amount payable in that performance year. The Company currently does not maintain a deferred compensation plan.

The Bonus Plan will continue in effect until terminated by the Compensation Committee. The Compensation Committee may amend the Bonus Plan from time to time as it deems advisable, provided that any such amendment complies with all applicable laws and the requirements for exemption under the Code and any regulations or other legally binding guidance promulgated thereunder.

The foregoing description of the terms of the Bonus Plan is qualified in its entirety by reference to the full text of the Bonus Plan, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding the anticipated timing of when-issued trading, completion of the Spin-off, plans, objectives, expectations and intentions of the Company and Time Warner, including the benefits of the Spin-off and other related transactions involving the Company and Time Warner and their subsidiaries, and other statements that are not historical facts. These statements are based on the current expectations and beliefs of the management of the Company and Time Warner, and are subject to uncertainty and changes in circumstances, including, but not limited to, the successful completion of the Spin-off. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to the conditions to the consummation of the Spin-off and other related transactions, changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the businesses of the Company and Time Warner. Various factors could cause actual results to differ from those set forth in the forward-looking statements including, without limitation, the risk that the anticipated benefits from the Spin-off may not be fully realized or may take longer to realize than expected. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	AOL Inc. 2010 Stock Incentive Plan.

10.2	AOL Inc. Annual Incentive Plan for Executive Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Arthur Minson
Name: Arthur Minson Title: Chief Financial Officer

Date: November 23, 2009

EXHIBIT INDEX

Exhibit	Description

10.1	AOL Inc. 2010 Stock Incentive Plan.

10.2	AOL Inc. Annual Incentive Plan for Executive Officers.

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